UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2013

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of Direct Financial Obligation

On November 13, 2013 the Company refinanced and extended repayment terms on all debt that was otherwise due to mature in December 2013 with CAB Financial Services Ltd., David DeMartini, Emerald Atlantic LLC, and other debt holders of the Company. The following are the abridged terms to the Amended Agreements:

            (1)        All of the terms, conditions and obligations of the Initial Agreement remain valid and in force for the period of time that this Amendment is effective except for those terms, conditions and obligations that are specifically amended by way of this Agreement.

            (2)        The terms, conditions and obligations of the 2012 Amendment will expire and be extinguished, by mutual consent, as of that date that this Second Amendment Agreement becomes effective.

            (3)        Lexaria will repay the full amount of the outstanding loan due as per the following:

(i)

The loan repayment schedule will be converted, with an effective date of December 1, 2013, to a new one year term loan with monthly interest payments at 18% on any declining balance, in arrears and all principal amounts not paid before then due in full on December 1, 2014; and,

(ii)	The first payment of interest shall be due on January 1, 2014; and,

(iii)

Lexaria will make ten (10) monthly principal payments, each of which is 1/10th of the principal amount owing at the time this Agreement goes into effect, beginning on March 1 2014 and repeating on the first day of each month thereafter until all the principal is paid; and,

(iv)

Lexaria will use all best efforts and retains the right to repay, in whole or in part and at any time, any portion of the principal owing up to and including the total amount owing along with all interest then due; and,

(v)

If the newly-drilled PP F12-7 well produces 100 bbls/day average production in its first 30 days, then notwithstanding Section (3)(iii), above, Lexaria will make eight (8) monthly principal payments, each of which is 1/8th of the principal amount owing at the time this Agreement goes into effect, beginning on March 1 2014 and repeating on the first day of each month thereafter until all the principal is paid; and,

(vi)

If Lexaria makes capital investments cumulatively exceeding $50,000 prior to that time when full repayment of the loan has occurred, then Lexaria will grant a lien to the Lender on all such capital investments; and,

(vii)

Lexaria grants to the Lender new collateral specifically limited to the Lender’s pro-rata portion (the original initial balance owing to the Lender shall form the numerator and $930,000 shall form the denominator) of Lexaria’s portion of the net revenue from the new 12-7 well required to keep the terms of this Agreement in good standing at any given monthly due date; and,

(viii)	The rights granted to the Lender under this Section (3), above, are transferable only with the written approval, in advance, of Lexaria.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Amendment to Existing Agreements is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Amendment to Existing Agreements dated November 13, 2013 (9)
99.1	Press Release dated November 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2013

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO